Investor Presentation November 12, 2020

Preliminary Matters Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:  A decline in or substantial volatility of crude oil and natural gas commodity prices;  A sustained decrease in domestic spending by the oil and natural gas exploration and production industry;  Decline in or substantial volatility of crude oil and natural gas commodity prices;  Our inability to implement our business and growth strategy, including plans to upgrade and convert SCR rigs acquired in the Sidewinder Drilling LLC combination;  Fluctuation of our operating results and volatility of our industry;  Inability to maintain or increase pricing on our contract drilling services;  Delays in construction or deliveries of reactivated, upgraded, converted or new-build land drilling rigs;  The loss of customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services;  An increase in interest rates and deterioration in the credit markets;  Our inability to raise sufficient funds through debt financing and equity issuances needed to fund future rig construction projects;  Additional leverage associated with borrowings;  Our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance;  Overcapacity and competition in our industry; unanticipated costs, delays and other difficulties in executing our long-term growth strategy;  The loss of key management personnel;  New technology that may cause our drilling methods or equipment to become less competitive;  Labor costs or shortages of skilled workers;  The loss of or interruption in operations of one or more key vendors;  The effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage;  Increased regulation of drilling in unconventional formations;  The incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment;  The potential failure by us to establish and maintain effective internal control over financial reporting. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Adjusted Net Income or Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company’s management believes adjusted Net Income or Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Income or Loss to adjusted Net Income or Loss, EBITDA and adjusted EBITDA. 2

Corporate Snapshot

Pure-Play, Pad-Optimal Growth Story

- **Public-sector's only pure-play, pad-optimal super-spec drilling contractor**
- **Fleet composed of 33 ShaleDriller® rigs and one additional idle rig that will enter marketed fleet following upgrade and conversion**
  - The speed, efficiency and safety offered by ICD's rigs dramatically reduce drilling times, thereby saving significant capex dollars for E&P operators
  - Integration following Sidewinder strategic combination on October 1, 2018 driving operational and financial synergies
- **Established reputation for operational excellence and safety**
  - Average marketed ShaleDriller® fleet age: ~6.0 years[1]
  - Work with well-known customers who pay for quality
  - #1 ranked drilling contractor by Energy Point Research for Service and Professionalism

Capitalization[2]

(Dollar amounts in millions, except for share price)

Share Price as of November 3, 2020	$	2.46
Shares Outstanding		6.2
Equity Value	**$**	**15.2**
Term Loan		127.1
Revolver		-
Accordion		-
PPP Loan[3]		10.0
Capital Leases		9.5
Total Debt	**$**	**146.6**
Cash		18.8
Net Debt	**$**	**127.8**
Enterprise Value	**$**	**143.0**

Fleet Snapshot



40
30
20
10
0
29
3
1
33
AC Rigs Marketed
AC Super-Spec Rig Conversions
Idle Non-Marketed AC Rig
Total Rigs

[1] Based upon date of initial drilling operations for newbuild rig or converted rig. Includes marketed super-spec rigs.
[2] Source: Capital IQ and company provided data. Balance sheet as of September 30, 2020 unless otherwise stated.
[3] Management estimates PPP loan forgiveness of 50%.

3

Operations Update • Six rigs drilling as of 9/30/20 • Two additional rig reactivations in October 2020 • One additional signed contract since Nov 3 conference call. Rig scheduled to commence drilling operations in November 2020 in Permian basin • Continue to pursue additional opportunities for rig reactivations later in 4Q’20 and 1H’21 in target markets 4

Pad-Optimal Drilling Fleet Characteristics

- **Omni-Directional Walking**
- **1,500 HP Drawworks**
- **High-Pressure Mud Systems (7,500 psi)**
- **Fast Moving**
- **AC Programmable**
- **Flexibility to provide differing equipment packages to meet particular requirements of E&Ps' drilling programs**
  - Three pump / four engine capable
  - Enhanced racking (25K+ ft) and hookload (1M lb) options
  - Greater than 200 ft walking capable
  - Drilling optimization software capable
  - Bi-fuel / electric grid capable



ICD Active Fleet

Total Rigs	33
Average Age[1]	6.0 years
Characteristics	
AC Drawworks	33
Walking or Skidding	33
1,500HP	32
600,000lb. Hookload	32
7,500 PSI Mud Pumps	32
Three Mud Pumps	23
Characteristics Distribution	
AC Drawworks	100%
Walking or Skidding	100%
1,500HP	97%
600,000lb. Hookload	97%
7,500 PSI Mud Pumps	97%
Three Mud Pumps	70%

[1] Based upon date of initial drilling operations for newbuild rig or converted rig. Includes marketed super-spec rigs.

5

Fleet And Operational Footprint

13 "300" Series ShaleDriller Rigs[1]

- 1,500 – 2,000 HP drawworks; 25K+ racking / 1M lb. hook with only modest capex
- Three pump / four engine capable; drilling optimization software capable
- Targeting developing market niche for larger diameter casing strings and extreme laterals

19 "200" Series ShaleDriller Rigs

- 1,500 HP drawworks; 20K+ racking / 750K lb. hook
- Three pump / four engine capable; drilling optimization software capable

1 "100" Series ShaleDriller Rig

- 1,000 HP drawworks
- Three pump / four engine capable; drilling optimization software capable


New Mexico
Oklahoma
Arkansas
Texas
Louisiana
ICD owned or leased location

[1] Includes three rigs scheduled/planned for conversion.

6

Geographic Mix And Customer Relationships¹ Active Rigs By Basin As Of January 1, 2020 Strong Customer Base Eagle Ford Recent ICD Customers 3 Haynesville 5 Permian 13 Active Rigs By Basin As Of November 3, 2020² Eagle Ford 1 Permian 4 Haynesville 4 ¹ Source: Enverus. As of November 3, 2020. Occidental Petroleum Corporation via Anadarko Petroleum acquisition. ² Includes one Permian rig mobilizing later in November pursuant to signed contract. 7

Financial Liquidity Overview Term Loan ABL Revolving Credit Facility  $130 million term loan  $40 million revolving line of credit maturing on October 1, 2023  Five-year term (matures October 1, 2023)  ABL undrawn with $5.2 million remaining availability as of  No amortization September 30, 2020. As ICD operating rig count increases, accounts-receivable-based borrowing base and borrowing  Additional $15 million delayed-draw availability (“Accordion”) capacity under ABL will increase.  Pre-payable at any time Financial Liquidity (U.S. dollar amounts in millions) As of September 30, 2020 Cash$ 18.8 Undrawn Revolver Capacity 5.2 Undrawn Committed Accordion 15.0 14.7 Total Liquidity$ 38.739.0 8

Returning to Positive EBITDA / Free Cash Flow Indicative Adjusted EBITDA ($000s) Avg Rev Per Day Operating Rig Count Tables indicatives point at which 10 12 14 16 18 20 22 ICD returns to positive $ 16,000 $ 1,450 $ 3,640 $ 5,830 $ 8,020 $ 10,210 $ 12,400 $ 14,590 $ 16,500 $ 3,275 $ 5,830 $ 8,385 $ 10,940 $ 13,495 $ 16,050 $ 18,605 annualized EBITDA / free cash $ 17,000 $ 5,100 $ 8,020 $ 10,940 $ 13,860 $ 16,780 $ 19,700 $ 22,620 flow based upon normalized $ 17,500 $ 6,925 $ 10,210 $ 13,495 $ 16,780 $ 20,065 $ 23,350 $ 26,635 operations across various $ 18,000 $ 8,750 $ 12,400 $ 16,050 $ 19,700 $ 23,350 $ 27,000 $ 30,650 $ 18,500 $ 10,575 $ 14,590 $ 18,605 $ 22,620 $ 26,635 $ 30,650 $ 34,665 operating rig and revenue per $ 19,000 $ 12,400 $ 16,780 $ 21,160 $ 25,540 $ 29,920 $ 34,300 $ 38,680 day scenario. Free cash flow $ 19,500 $ 14,225 $ 18,970 $ 23,715 $ 28,460 $ 33,205 $ 37,950 $ 42,695 defined as Adjusted EBITDA $ 20,000 $ 16,050 $ 21,160 $ 26,270 $ 31,380 $ 36,490 $ 41,600 $ 46,710 $ 20,500 $ 17,875 $ 23,350 $ 28,825 $ 34,300 $ 39,775 $ 45,250 $ 50,725 less maintenance capex and $ 21,000 $ 19,700 $ 25,540 $ 31,380 $ 37,220 $ 43,060 $ 48,900 $ 54,740 cash interest utilizing the $ 21,500 $ 21,525 $ 27,730 $ 33,935 $ 40,140 $ 46,345 $ 52,550 $ 58,755 following assumptions(1) $ 22,000 $ 23,350 $ 29,920 $ 36,490 $ 43,060 $ 49,630 $ 56,200 $ 62,770 Indicative Free Cash Flow ($000s) Avg Rev - Cost per day: $13K Per Day Operating Rig Count 10 12 14 16 18 20 22 $ 16,000 $ (14,288) $ (12,645) $ (11,003) $ (9,360) $ (7,718) $ (6,075) $ (4,433) - Maint Capex: $750 per $ 16,500 $ (12,463) $ (10,455) $ (8,448) $ (6,440) $ (4,433) $ (2,425) $ (418) operating day $ 17,000 $ (10,638) $ (8,265) $ (5,893) $ (3,520) $ (1,148) $ 1,225 $ 3,598 $ 17,500 $ (8,813) $ (6,075) $ (3,338) $ (600) $ 2,138 $ 4,875 $ 7,613 $ 18,000 $ (6,988) $ (3,885) $ (783) $ 2,320 $ 5,423 $ 8,525 $ 11,628 - Cash SG&A: Current $ 18,500 $ (5,163) $ (1,695) $ 1,773 $ 5,240 $ 8,708 $ 12,175 $ 15,643 annualized runrate: $ 19,000 $ (3,338) $ 495 $ 4,328 $ 8,160 $ 11,993 $ 15,825 $ 19,658 $9.5M $ 19,500 $ (1,513) $ 2,685 $ 6,883 $ 11,080 $ 15,278 $ 19,475 $ 23,673 $ 20,000 $ 313 $ 4,875 $ 9,438 $ 14,000 $ 18,563 $ 23,125 $ 27,688 $ 20,500 $ 2,138 $ 7,065 $ 11,993 $ 16,920 $ 21,848 $ 26,775 $ 31,703 - Cash interest: $13 million $ 21,000 $ 3,963 $ 9,255 $ 14,548 $ 19,840 $ 25,133 $ 30,425 $ 35,718 $ 21,500 $ 5,788 $ 11,445 $ 17,103 $ 22,760 $ 28,418 $ 34,075 $ 39,733 $ 22,000 $ 7,613 $ 13,635 $ 19,658 $ 25,680 $ 31,703 $ 37,725 $ 43,748 (1) Calculations exclude the impact of rig reactivation costs and growth capex. The foregoing represents indications of potential Adjusted EBITDA and free cash flow (as defined herein) and should not be interpreted as forecasts of future performance. See appendices for definition of Adjusted EBITDA and reconciliation of historical net loss to Adjusted EBITDA. Also see Slide 2 (Preliminary 9 Matters) and the Company’s filings with the SEC for risk factors that may cause actual results to differ materially from those indicated herein. 9

Appendix: Q3 2020 Summary

3Q’20 Highlights  Revenue of $10.2 million, compared to $45.1 million in Q3 2020. $10.2  Net loss of $15.2 million, or $2.67 per share, compared to a loss of $10.5 million, million or $2.80 per share, in Q3 2019. Q3 2020 Revenue  Adjusted net loss (excluding non-cash, non-recurring items) of $15.5 million, or $2.73 per share, compared to a loss of $7.9 million, or $2.09 per share, in Q3 $(0.5) 2019. million  Adjusted EBITDA of $(0.5) million, compared to $7.7 million in Q3 2019. Q3 2020 EBITDA  Net debt, excluding finance leases and net of deferred financing costs, of $118.3 million. $18,078  Rig operating days of 460, compared to 1,943 in Q3 2019. Q3 2020 Revenue / Operating Day  Average revenue per operating day of $18,078, compared to $20,559 in Q3 of 2019. 17%  Marketed fleet utilization of 17%, compared to 76% in Q3 2019. Q3 2020 Utilization 11

Recent Cost Cutting Measures  On April 6, 2020, ICD announced a robust response to current market conditions, including updates regarding operational status and cost savings initiatives.  Response is expected to reduce operating costs between $600 and $1,000 per operating day depending on activity levels, in addition to significant SG&A savings. Summary Of Recent Cost Cutting Measures  Reduction of executive cash compensation between 40% - 55% depending on position and suspension of all Board Of Directors And cash-based incentive compensation. Executive Level Actions  Reduction of executive management positions by two and reduction of directors from seven to five effective after the 2020 annual meeting of stockholders on June 12, 2020.  Salary reductions for substantially all employees of the company based on a sliding scale.  $50k or below: 0%  $50k to $100k: 5% Employee Level Actions  $100k and above: 10%  Suspension of all cash-based incentive compensation.  Reduction of headcount for all non-field based personnel by approximately 40%. 2020P Capex  Suspension of all capital expenditures except for maintenance-related items for operating rigs. Plan Changes  Effectively reduced 2020P capex by 30%.  Suspension of all discretionary spending. Additional Measures  Seeking cost reductions from supplier / service base.  Cannibalization of stacked rig consumables. 12

Balance Sheet Balance Sheet As Of September 30, 2020 (Dollar amounts in millions) Assets Liabilities And Shareholders' Equity Cash And Equivalents$ 18.8 Accounts Payable$ 3.6 Accounts Receivable, Net 9.3 Current Portion Of Long-Term Debt 3.1 Inventory 1.2 Other Current Liabilities 10.4 Other Current Assets 5.4 Total Current Liabilities 17.2 Total Current Assets 34.7 Long-Term Debt 143.4 Other Long-Term Liabilities 5.4 Property & Equipment, Net 418.6 Total Liabilities 166.0 Other Assets 2.4 Shareholders' Equity 289.7 Total Assets$ 455.7 Total Liabilities And Equity$ 455.7 13

Income Statement Historical Quarterly Income Statement (Dollar amounts in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 FY 2019 Q1 2020 Q2 2020 Q3 2020 Revenue$ 60.4 $ 52.9 $ 45.1 $ 45.3 $ 203.6 $ 38.5 $ 21.4 $ 10.2 Cost of Sales 39.3 37.5 34.2 33.9 144.9 30.2 14.1 8.7 Gross Profit$ 21.0 $ 15.4 $ 10.8 $ 11.4 $ 58.7 $ 8.3 $ 7.3 $ 1.6 Gross Margin 35% 29% 24% 25% 29% 21% 34% 15% SG&A And Other Expenses 8.8 4.6 4.5 6.2 24.1 4.8 2.7 2.5 EBITDA$ 12.2 $ 10.9 $ 6.4 $ 5.2 $ 34.6 $ 3.5 $ 4.6 $ (0.9) EBITDA Margin 20% 21% 14% 12% 17% 9% 21% (9%) Adjustments 3.7 1.9 1.3 1.9 8.8 1.6 (0.5) 0.4 Adjusted EBITDA$ 15.8 $ 12.8 $ 7.7 $ 7.2 $ 43.4 $ 5.1 $ 4.0 $ (0.5) Adjusted EBITDA Margin 26% 24% 17% 16% 21% 13% 19% (5%) Depreciation Expense 11.3 11.4 11.2 11.5 45.4 11.5 11.1 10.8 Other (Income) Expense 0.4 0.4 0.6 0.5 1.9 0.6 0.3 0.7 EBIT$ 4.1 $ 1.0 $ (4.1) $ (4.9) $ (3.8) $ (7.0) $ (7.3) $ (12.0) EBIT Margin 7% 2% (9%) (11%) (2%) (18%) (34%) (117%) Interest Expense 3.8 3.6 3.6 3.5 14.4 3.6 3.7 3.6 EBT$ 0.4 $ (2.6) $ (7.6) $ (8.4) $ (18.2) $ (10.6) $ (11.0) $ (15.5) EBT Margin 1% (5%) (17%) (18%) (9%) (28%) (51%) (152%) Income Tax (Benefit) / Expense (2.5) 2.9 0.2 (0.7) (0.1) (0.0) (0.0) (0.0) Adjusted Net Income$ 2.9 $ (5.5) $ (7.9) $ (7.7) $ (18.1) $ (10.6) $ (11.0) $ (15.5) 14

Non-GAAP Financial Measures Adjusted net income and loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measure that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. In addition, adjusted EBITDA is consistent with how EBITDA is calculated under our revolving credit facility for purposes of determining our compliance with various financial covenants. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “adjusted EBITDA” as EBITDA before stock- based compensation, non-cash asset impairments, gains or losses on disposition of assets, and other non-recurring items added back to, or subtracted from, net income for purposes of calculating EBITDA under our revolving credit facility. Neither adjusted net income or loss, EBITDA or adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”). Management believes adjusted net income and loss, EBITDA and adjusted EBITDA are useful because they allow our stockholders to more effectively evaluate our operating performance and compliance with various financial covenants under our revolving credit facility and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above from net income (loss) in calculating adjusted net loss, EBITDA and adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. None of adjusted net loss, EBITDA or adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted net loss, EBITDA and adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s return of assets, cost of capital and tax structure. Our presentation of adjusted net loss, EBITDA and adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted net income (loss), EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The table on the following page present a reconciliation of net loss to adjusted net income (loss), EBITDA and adjusted EBITDA. 15

Non-GAAP Financial Measures

Reconciliation Of Net Loss To Adjusted Net Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended					
	September 30, 2020		September 30, 2019		June 30, 2020	
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Loss	$ (15,199)	$ (2.67)	$ (10,547)	$ (2.80)	$ (10,120)	$ (2.52)
Add Back:						
Asset Impairment (Insurance Recoveries), net[1]	-	-	1,966	0.52	-	-
(Gain) Loss on Disposition of Assets, net[2]	(326)	(0.06)	265	0.07	(836)	(0.21)
Intangible Revenue[3]	-	-	-	-	-	-
Severance and Merger-Related Expenses[4]	-	-	320	0.09	-	-
Other Expenses	-	-	122	0.03	-	-
Adjusted Net (Loss) Income	**$ (15,525)**	**$ (2.73)**	**$ (7,874)**	**$ (2.09)**	**$ (10,956)**	**$ (2.73)**

Reconciliation Of Net Loss To EBITDA And Adjusted EBITDA

(Dollar amounts in thousands)

	Three Months Ended		
	September 30, 2020	September 30, 2019	June 30, 2020
Net Loss	$ (15,199)	$ (10,547)	$ (10,120)
Add Back:			
Income Tax (Benefit) / Expense	(31)	232	(11)
Interest Expense	3,554	3,560	3,654
Depreciation and Amortization	10,767	11,154	11,055
Asset Impairment (Insurance Recoveries), net[1]	-	1,966	-
EBITDA	**(909)**	**6,365**	**4,578**
(Gain) Loss on Disposition of Assets, net[2]	(326)	265	(836)
Stock-based Compensation	694	582	290
Intangible Revenue[3]	-	-	-
Severance and Merger-Related Expenses[4]	-	320	-
Other Expense	-	122	-
Adjusted EBITDA	**$ (541)**	**$ 7,654**	**$ 4,032**

Footnote explanations on following page.

16

Non-GAAP Financial Measures (Continued) 1. We did not record any asset impairment during the third quarter of 2020. In the first quarter of 2020, we recorded an asset impairment of $16.6 million to reflect the remaining assets on rigs removed from our marketed fleet, as well as certain other component equipment, inventory and assets held for sale. In the third quarter of 2019, we impaired 100% of the goodwill recorded in connection with the Sidewinder Merger. 2. In the third and second quarters of 2020, we recorded a gain on the disposition of miscellaneous drilling equipment. In the third quarter of 2019, we recorded a loss on the disposition of miscellaneous drilling equipment. 3. In the first and second quarters of 2019, we amortized intangible revenue related to unfavorable contract liability acquired in the Sidewinder merger. 4. Severance and merger-related expenses were recorded in the third quarter of 2019 primarily comprised of severance, professional fees and other Sidewinder merger- related expenses. Severance expenses of $1.1 million were recorded in the first quarter of 2020 in connection with our cost reduction measures instituted in response to the COVID-19 pandemic and current deteriorating market conditions. We did not record any severance expense during the second or third quarter of 2020. 17

Non-GAAP Financial Measures (Continued)

	Three Months Ended		
	September 30, 2020	September 30, 2019	June 30, 2020
Number of Marketed Rigs (End of Period)[1]	29	29	29
Rig Operating Days[2]	460	1,943	834
Average Number of Operating Rigs[3]	5.0	21.1	9.2
Rig Utilization[4]	17%	76%	32%
Average Revenue Per Operating Day[5]	$ 18,078	$ 20,559	$ 19,741
Average Cost Per Operating Day[6]	$ 14,155	$ 14,914	$ 12,741
Average Rig Margin Per Operating Day	$ 3,923	$ 5,645	$ 7,000

1. Marketed rigs exclude idle rigs that will not be reactivated until upgrades or conversions are complete.
2. Rig operating days represent the number of days our rigs are earning revenue under a contract during the period, including days that standby revenues are earned. Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.
3. Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.
4. Rig utilization is calculated as rig operating days divided by the total number of days our marketed drilling rigs are available during the applicable period.
5. Average revenue per operating day represents total contract drilling revenues earned during the period divided by rig operating days in the period. Excluded in calculating average revenue per operating day are revenues associated with the reimbursement of (i) out-of-pocket costs paid by customers of $0.8 million, $4.8 million and $2.7 million during the three months ended September 30, 2020 and 2019, and June 30, 2020, respectively, and $7.5 million and $11.2 million during the nine months ended September 30, 2020 and 2019, respectively, (ii) revenues associated with the amortization of intangible revenue acquired in the Sidewinder merger of $1.1 million during the nine months ended September 30, 2019, and (iii) early termination revenues of $1.2 million, $0.3 million and $2.2 million during the three months ended September 30, 2020 and 2019, and June 30, 2020, respectively, and $3.3 million and $0.8 million during the nine months ended September 30, 2020 and 2019, respectively. The three and nine months ended September 30, 2020 and the three months ended September 30, 2019 and June 30, 2020 did not include any intangible revenue.
6. Average cost per operating day represents operating costs incurred during the period divided by rig operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) out-of-pocket costs paid by customers of $0.8 million, $4.8 million and $2.7 million during the three months ended September 30, 2020 and 2019, and June 30, 2020, respectively, and $7.5 million and $11.2 million during the nine months ended September 30, 2020 and 2019, respectively, (ii) overhead costs expensed due to reduced rig upgrade activity of $0.5 million, $0.2 million and $0.4 million during the three months ended September 30, 2020 and 2019, and June 30, 2020, respectively, and $1.5 million and $1.3 million during the nine months ended September 30, 2020 and 2019, respectively, (iii) new crew training costs of $0.1 million during the three months ended September 30, 2019 and $0.2 million and $0.1 million during the nine months ended September 30, 2020 and 2019, respectively, (iv) rig de-commissioning costs associated with stacking deactivated rigs of $0.2 million, $0.1 million and $0.3 million during the three months ended September 30, 2020 and 2019, and June 30, 2020, respectively, and $0.5 million and $0.2 million during the nine months ended September 30, 2020 and 2019, respectively, and (v) rig reactivation costs of $0.8 million during the three and nine months ended September 30, 2020.

18

19